Exhibit 99.1

Exelis reports fourth-quarter and full-year 2012 financial results; provides 2013 outlook

  Fourth-quarter 2012 earnings of $0.45 per share; Adjusted fourth-quarter 2012 earnings of $0.47 per share
  Full-year 2012 adjusted earnings of $1.85 per share
  2012 free cash flow of $285 million

MCLEAN, Va.--(BUSINESS WIRE)--March 1, 2013--ITT Exelis (NYSE: XLS) reported 2012 financial results for the fourth quarter and full year of 2012. Fourth-quarter revenue was $1.4 billion, an 8 percent decrease from the fourth quarter of 2011. Earnings were $0.45 per share, a 32 percent increase from the fourth quarter of 2011. Adjusted earnings were $0.47 per share for the fourth quarter, a 6 percent decrease from the same period in 2011. The company generated $259 million in free cash flow in the quarter.

For the full-year 2012, the company reported revenue of $5.5 billion, a 5 percent decline from 2011; and earnings of $1.75 per share, the same as the previous year. Adjusted earnings were $1.85 per share, down 7 percent from 2011. Full-year revenue was impacted by slowing global acquisition cycles due to budget and economic challenges, while the continued sales mix shift away from high volume, surge-related products also drove revenue lower year-over-year. Free cash flow for the year was $285 million, which reflects $266 million in contributions made by the company to its pension fund.

“In 2012, our first full year as an independent company, we set a solid foundation for the future,” said Exelis CEO and President David F. Melcher. “And while we are acutely aware that 2013 will be a challenging year throughout the defense industry, we are proactively restructuring, driving operational efficiencies, and pursuing commercial and international markets for our products and services, to help mitigate the market uncertainties on the horizon. Above all, we remain fully committed to continuing to deliver value to shareholders and mission-critical solutions to our customers.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems fourth-quarter 2012 revenue was $603 million, down 15 percent from the same period in 2011. Full-year revenue for the segment was $2.5 billion, down 12 percent compared to 2011 as declines in sales of domestic night vision goggles, SINCGARS radios and IED jammers were offset partially by sales of upgrade kits for the installed base of jammers. Fourth-quarter 2012 adjusted operating income was $93 million, down 24 percent from the fourth quarter of 2011. Full-year 2012 adjusted operating income was $366 million, a decline of 12 percent from 2011, driven by lower sales volumes and a continued shift away from surge-related production contracts.

Information and Technical Services

Information and Technical Services fourth-quarter 2012 revenue was $758 million, a decrease of 2 percent from the same period in 2011. Full-year revenue for the segment was $3 billion, up 0.4 percent from 2011, driven by strength in the NASA SCNS contract and several Afghanistan programs, offset by lower revenue on the TSE Bridge and APS-5 Kuwait programs. Fourth-quarter adjusted operating income was $49 million, up 6 percent from the fourth quarter of 2011. Full-year 2012 adjusted operating income was $224 million, 33 percent higher than 2011 due to program performance and operational efficiencies.

2013 Guidance

Sales	$5.0 billion - $5.1 billion
Operating Margin	9.4% - 9.8%
Earnings Per Share	$1.45 - $1.55
Free Cash Flow	> $225 million

Guidance for 2013 does not assume any significant disruption or shutdown of government operations resulting from sequestration.

The company’s 2013 financial guidance includes $60 million to $70 million of projected restructuring expense, an expected impact of approximately $0.18 per share at the midpoint of earnings guidance. FAS pension expense for the year is projected in the range of $90 million - $100 million, at the midpoint an increase of approximately $63 million from the prior year with an expected impact of approximately $0.21 per share at the midpoint of earnings guidance. The company anticipates generating free cash flow in excess of $225 million after making pension contributions in the range of $145 million to $160 million.

The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Today

Exelis senior management will host a conference call for investors today at 10 a.m. Eastern Standard Time to review fourth-quarter and full-year 2012 results and 2013 guidance, as well as to answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.exelisinc.com/investors.

About ITT Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and technical services company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. We are a leader in communications, sensing and surveillance, critical networks, electronic warfare, navigation, air traffic solutions and information systems with growing positions in C4ISR, composite aerostructures, logistics and technical services. Headquartered in McLean, Va., the company employs about 19,900 people and generated 2012 sales of $5.5 billion. For more information visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Some of the information included herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “may,” “could,” “outlook” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to:

  Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government or international defense budgets;
  Government regulations and compliance therewith, including changes to the Department of Defense procurement process;
  Our international operations, including sales to foreign customers;
  Competition, industry capacity and production rates;
  Misconduct of our employees, subcontractors, agents and business partners;
  The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;
  Changes in interest rates and other factors that affect earnings and cash flows;
  The mix of our contracts and programs, our performance, and our ability to control costs;
  Governmental investigations;
  Our level of indebtedness and our ability to make payments on or service our indebtedness;
  Subcontractor performance;
  Economic and capital markets conditions;
  The availability and pricing of raw materials and components;
  Ability to retain and recruit qualified personnel;
  Protection of intellectual property rights;
  Changes in technology;
  Contingencies related to actual or alleged environmental contamination, claims and concerns;
  Security breaches and other disruptions to our information technology and operations; and
  Unanticipated changes in our tax provisions or exposure to additional income tax liabilities.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2012, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

EXELIS INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(preliminary and unaudited)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Year ended December 31,
	2012	2011	2010
Product revenue	$2,487	$2,817	$3,596
Service revenue	3,035	3,022	2,295
Total revenue	5,522	5,839	5,891
Costs of product revenue	1,726	1,933	2,491
Costs of service revenue	2,633	2,683	2,032
Selling, general and administrative expenses	516	566	525
Research and development expenses	67	99	119
Restructuring and asset impairment charges, net	19	23	35
Operating income	561	535	689
Interest expense, net	37	10	—
Other expense (income), net	3	(12)	(7)
Income from continuing operations before income tax expense	521	537	696
Income tax expense	191	211	248
Income from continuing operations	330	326	448
Income from discontinued operations, net of tax	—	—	139
Net income	$330	$326	$587
Earnings Per Share
Basic
Continuing operations	$1.76	$1.75	$2.41
Discontinued operations	—	—	0.75
Net income	$1.76	$1.75	$3.15
Diluted
Continuing operations	$1.75	$1.75	$2.39
Discontinued operations	—	—	0.74
Net income	$1.75	$1.75	$3.14
Weighted average common shares – basic	187.4	186.2	186.2
Weighted average common shares – diluted	188.6	186.7	187.1
Cash dividends declared per common share	$0.41	$0.10	$—

EXELIS INC.
CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(IN MILLIONS)	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$292	$116
Receivables, net	995	1,061
Inventories, net	283	337
Deferred tax asset	85	106
Other current assets	58	49
Total current assets	1,713	1,669
Plant, property and equipment, net	512	494
Goodwill	2,180	2,154
Other intangible assets, net	184	211
Deferred tax asset	556	507
Other non-current assets	67	64
Total non-current assets	3,499	3,430
Total assets	$5,212	$5,099
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$444	$447
Advance payments and billings in excess of costs	322	378
Compensation and other employee benefits	246	250
Other accrued liabilities	203	199
Total current liabilities	1,215	1,274
Defined benefit plans	2,203	2,149
Long-term debt	649	649
Deferred tax liability	1	1
Other non-current liabilities	128	133
Total non-current liabilities	2,981	2,932
Total liabilities	4,196	4,206
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,575	2,523
Retained earnings	274	23
Accumulated other comprehensive loss	(1,835)	(1,655)
Total shareholders' equity	1,016	893
Total liabilities and shareholders' equity	$5,212	$5,099

EXELIS INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

(IN MILLIONS)	Year Ended December 31,
	2012	2011	2010
Operating activities
Net income	$330	$326	$587
Less income from discontinued operations	—	—	(139)
Income from continuing operations	330	326	448
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	130	133	139
Stock-based compensation	24	18	15
Restructuring and asset impairment charges, net	19	23	35
Payments for restructuring	(20)	(19)	(21)
Defined benefit plans expense	43	46	7
Defined benefit plans payments	(290)	(87)	(6)
Change in assets and liabilities
Change in receivables	41	(106)	(100)
Change in inventories	56	(99)	131
Change in other assets	(11)	(27)	6
Change in accounts payable	(2)	122	(37)
Change in advance payments and billings in excess of costs	(58)	(49)	36
Change in deferred taxes	112	64	(1)
Change in other liabilities	9	(13)	(12)
Other, net	2	2	1
Net cash provided by operating activities	385	334	641
Investing activities
Capital expenditures	(119)	(95)	(108)
Proceeds from the sale of assets	2	14	251
Acquisitions, net of cash acquired	(43)	—	(29)
Other, net	1	(4)	—
Net cash (used in) provided by investing activities	(159)	(85)	114
Financing activities
Short-term borrowing under credit facility	—	240	—
Repayments under credit facility	—	(240)	—
Proceeds from the issuance of debt, net	—	649	—
Payment of debt issuance costs	—	(6)	—
Dividend paid	(77)	(19)	—
Proceeds from the exercise of stock options	19	—	—
Transfers to parent, net	—	(775)	(747)
Other, net	1	4	(28)
Net cash used in financing activities	(57)	(147)	(775)
Exchange rate effects on cash and cash equivalents	7	(4)	—
Net cash from discontinued operations	—	—	4
Net change in cash and cash equivalents	176	98	(16)
Cash and cash equivalents – beginning of year	116	18	34
Cash and cash equivalents – end of year	$292	$116	$18
Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes (net of refunds received)	$28	$86	$206
Interest	$37	$—	$—

Key Performance Indicators and Non-GAAP Financial Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for sales, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“adjusted net income” defined as net income, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of adjusted net income is provided below.

“segment adjusted operating income” defined as operating income of our two segments, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of segment operating income is provided below.

“segment adjusted operating margin” defined as segment adjusted operating income as defined above, divided by revenue. A reconciliation of segment operating margin is provided below.

“Free cash flow” defined as GAAP cash flow from operating activities, less capital expenditures. This metric does not include dividend payments.

EXELIS INC.
Non-GAAP Financial Measures - Adjusted Net Income & Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ million, except per share)	2012	2011	2012	2011
Net Income	86	64	330	326

Separation Costs, net of tax	4	14	19	29
Separation Related Tax Items	-	16	-	16
Adjusted Net Income	90	94	349	371

Net Income per fully diluted share	$0.45	$0.34	$1.75	$1.75
Adjusted Net Income per fully diluted share	$0.47	$0.50	$1.85	$1.99

Weighted Average Shares Outstanding, Diluted	189.5	186.7	188.6	186.7

EXELIS INC.
Non-GAAP Financial Measures - Adjusted Segment Operating Income & Operating Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ million)	2012	2011	2012	2011
Sales	1,361	1,480	5,522	5,839
C4ISR	603	709	2,487	2,817
I&TS	758	771	3,035	3,022

Segment Operating Income, As Reported	135	143	561	535
C4ISR	89	106	350	385
I&TS	46	37	211	150

Separation Costs	7	25	29	48
C4ISR	4	16	16	30
I&TS	3	9	13	18

Segment Operating Income, Adjusted	142	168	590	583
C4ISR	93	122	366	415
I&TS	49	46	224	168

Segment Operating Margin, As Reported
C4ISR	14.8%	15.0%	14.1%	13.7%
I&TS	6.1%	4.8%	7.0%	5.0%

Segment Operating Margin, Adjusted
C4ISR	15.4%	17.2%	14.7%	14.7%
I&TS	6.5%	6.0%	7.4%	5.6%

Operating Margin, As Reported	9.9%	9.7%	10.2%	9.2%
Operating Margin, Adjusted	10.4%	11.4%	10.7%	10.0%

EXELIS INC.
Non-GAAP Financial Measures - Quarterly Free Cash Flow

	Three Months Ended	Twelve Months Ending	Nine Months Ended
	December 31,	December 31,	September 30,
($ million)	2012	2012	2012
Cash Flow From Operating Activities	288	385	97
Subtract
Capital Expenditures	(33)	(119)	(86)

Free Cash Flow	255	266	11

Add:
Separation Costs, net of tax	4	19	15

Free Cash Flow, as Adjusted	259	285	26

EXELIS INC.
Free Cash Flow Year-to-Date

	Twelve Months Ending	Twelve Months Ending
	December 31,	December 31,
($ million)	2012	2011
Cash Flow From Operating Activities	385	334
Subtract
Capital Expenditures	(119)	(95)

Free Cash Flow	266	239

Add:
Separation Costs, net of tax	19	29
Cash Taxes Paid Adjustment	-	161
Non-Cash Allocated Postretirement Costs	-	79
Free Cash Flow, as Adjusted	285	508

CONTACT:
ITT Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com